August 6, 2014

RadTek Co., Ltd.

Daejeon, South Korea

To Whom It May Concern:

We  hereby  consent  to  the  use  in  this  Registration  Statement  on  Amendment  No.  1  to  Form S-1  of  our

report  dated  May  31,  2013,  relating  to the  financial  statements  of   RadTek  Co.,  Ltd.  as  of  December  31,

2012,  which  appears  in  such  Registration  Statement.   We  also  consent  to  the  references  to  us  under  the headings “Experts” in such Registration Statement.

Very truly yours,

Kim and Lee Corporation, CPAs

Los Angeles, California